Exhibit 99.1

CONTACT INFORMATION:

Investors and Media

David Schummers

Director of Investor Relations

408-548-6500

dschummers@kyphon.com

Kyphon Reports Second Quarter 2004 Financial Results

SUNNYVALE, Calif., August 4, 2004 – Kyphon Inc. (Nasdaq: KYPH) today announced financial results for the three- and six-month periods ended June 30, 2004. For the three-month period, the company reported net sales of $50.7 million, an increase of 63% over $31.1 million in net sales reported in the same period in 2003. Net income for the second fiscal quarter of 2004 was $4.7 million, or $0.11 per fully-diluted share, which compares to net income of $2.8 million, or $0.07 per fully-diluted share reported in the second quarter of 2003.

For the six-month period, Kyphon reported net sales of $95.2 million, which represents 69% growth over the $56.2 million reported for the same period in 2003. In addition, the company reported net income of $0.22 per fully-diluted share, as compared to net income of $0.08 per fully-diluted share, reported for the same six-month period last year.

“The second quarter was another strong period of financial performance for Kyphon,” commented Richard Mott, President and Chief Executive Officer of Kyphon. “Also, we achieved a number of operational milestones that we believe represent fundamental building blocks for future growth in our business. These included launching our KyphX® HV-R™ Bone Cement, initiating promotional campaigns for kyphoplasty in the primary care physician community and to patients, and continuing our sales force expansion.”

The company recently received support in its reimbursement position, as the Centers for Medicare and Medicaid Services (CMS) issued a recommendation as part of the 2005 Inpatient Prospective Payment System (IPPS) Rule that forms a unique ICD-9 code for kyphoplasty. This code allows for payment under five potential DRG codes. “I believe that this rule further solidifies our position with regard to hospital reimbursement and creates the opportunity for further procedural differentiation over time,” remarked Mott.

“In addition to the substantial kyphoplasty growth opportunities we believe are present in our core osteoporosis market, we anticipate increasing revenue contribution from the cancer market in the coming quarters. During the second quarter, FDA cleared our KyphX HV-R bone cement for treatment of cancer-related spinal fractures during kyphoplasty. Similar to our osteoporosis clearance, we can now promote clinical outcomes in this patient population and are preparing strategies for bringing these powerful messages directly to oncologists. We believe that Kyphon is very well positioned for growth in this new market segment as we prepare for leadership in the broader spine marketplace over the long term,” concluded Mott.

Kyphon also announced today that Arthur T. Taylor has joined the company and will become Vice President and Chief Financial Officer, effective August 11, 2004. Taylor will replace Jeffrey Kaiser who is moving to the post of Executive Vice President, as was previously announced. Taylor brings more than twenty years of senior financial management experience in publicly-traded medical device, pharmaceutical and high tech companies. Most recently, he served as

Senior Vice President, Chief Financial Officer at Santa Clara, California-based Terayon Communication Systems, Inc.

Prior to Terayon, Taylor gained substantial experience in the medical device industry while serving as Chief Financial Officer for ReSound Corporation, a hearing healthcare company, and in several executive financial positions over fourteen years with Allergan, Inc. an eye care medical device and pharmaceutical company, and American Hospital Supply Corporation, which was acquired by Baxter International. In addition, Taylor previously served as Vice President, Corporate Treasurer for 3Com Corporation. Taylor holds a Masters of Business Administration degree from the University of Southern California and a Bachelor of Science degree from San Diego State University. Taylor is a Certified Management Accountant.

“Art is an excellent addition to the Kyphon team and brings a strong track record of financial leadership and executive management skills. His experience in high growth companies will help Kyphon succeed in our next stage of expected growth and operational expansion,” Mott commented.

Financial Outlook

For 2004, the company is currently planning for sales in the range of $210 million to $212 million and expects earnings per fully-diluted share to be in the range of $0.44 to $0.46.

Earnings Call Information

Kyphon will host a conference call today at 2:00 p.m. Pacific Daylight Time to discuss its second quarter 2004 results. A live Webcast of the call will be available from the company’s corporate website at www.kyphon.com. An audio replay of the call will also be available beginning from 6:00 p.m. Pacific Daylight Time on Wednesday, August 4, 2004 until 12:00 a.m. Pacific Daylight Time on Saturday, August 14, 2004. To access the replay, dial (888) 203-1112 (U.S.) or (719) 457-0820 (International) and enter the confirmation number 378531.

About Kyphon

Kyphon develops and markets medical devices designed to restore spinal function using minimally invasive technology. The company’s initial products are used in balloon kyphoplasty, a minimally invasive procedure to treat spinal fractures caused by osteoporosis and cancer. For more information, visit the company’s web site at http://www.kyphon.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those that use words such as “believes,” “expects,” “anticipates,” “hopes,” “intends,” “plans,” “projects,” and words of similar effect, and specifically include the company’s future financial projections and anticipated business direction and performance. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the company’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting Future Operating Results,” commencing on page 17 of Kyphon’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 7, 2004. Kyphon undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Kyphon and KyphX are registered trademarks, and HV-R is a trademark, of Kyphon Inc.

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(Tables to follow)

KYPHON INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
U.S. sales	$45,045	$27,827	$85,669	$50,552
International sales	5,700	3,254	9,509	5,666

Net sales	50,745	31,081	95,178	56,218
Cost of goods sold	6,000	3,950	10,917	7,300

Gross profit	44,745	27,131	84,261	48,918

Operating expenses:
Research and development	4,822	4,036	9,345	7,046
Sales and marketing	25,261	16,548	47,285	31,009
General and administrative	6,984	3,938	12,175	7,360
Purchased in-process research and development	—	—	—	636

Total operating expenses	37,067	24,522	68,805	46,051

Income from operations	7,678	2,609	15,456	2,867
Interest income and other, net	225	211	460	494

Net income before income taxes	7,903	2,820	15,916	3,361
Provision for income taxes	3,200	—	6,400	—

Net income	$4,703	$2,820	$9,516	$3,361

Net income per share:
Basic	$0.12	$0.07	$0.24	$0.09

Diluted	$0.11	$0.07	$0.22	$0.08

Weighted-average shares outstanding:
Basic	40,145	38,069	39,954	37,820

Diluted	43,452	41,429	43,390	41,178

KYPHON INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$72,574	$57,494
Investments	21,431	13,456
Accounts receivable, net	32,115	24,632
Inventories	8,132	6,239
Prepaid expenses and other current assets	4,449	3,810
Deferred tax assets	2,236	1,163

Total current assets	140,937	106,794

Investments	4,517	14,529
Property and equipment, net	9,128	6,044
Goodwill and other intangible assets, net	4,549	4,722
Deferred tax assets	19,120	20,462
Other assets	1,716	1,929

Total assets	$179,967	$154,480

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,866	$5,531
Accrued liabilities	19,787	14,699

Total current liabilities	24,653	20,230
Deferred rent	524	—

Total liabilities	25,177	20,230

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share	40	39
Additional paid-in capital	180,495	171,359
Treasury stock, at cost	(201)	(201)
Deferred stock-based compensation, net	(4,041)	(6,435)
Accumulated other comprehensive income	1,689	2,196
Accumulated deficit	(23,192)	(32,708)

Total stockholders’ equity	154,790	134,250

Total liabilities and stockholders’ equity	$179,967	$154,480